                                                                   EXHIBIT 10.31

                                    SUBLEASE

      THIS SUBLEASE ("Sublease") is made as of June 21, 2001 , by Network Engines, Inc. ("Sublandlord"), a Delaware corporation with principal offices at 25 Dan Road, Canton MA 02021 and Techmar Communications, Inc., a Delaware corporation ("Subtenant").

      BACKGROUND:

      A. New Boston Battery March Limited Partnership, predecessor in interest to Dan Road Building LLC, as Landlord ("Prime Landlord"), and Sublandlord, as Tenant, entered into a Lease dated 19 October 1999 (the "Original Lease"), as amended by a First Amendment to Lease Agreement, dated February 1, 2000 (the "First Amendment"), as further amended by a Second Amendment to Lease Agreement, dated June 1, 2000, (the "Second Amendment,") and as further amended by a Third Amendment to Lease Agreement, dated September 14 , 2000, (the "Third Amendment," and together with the Original Lease, the First Amendment and the Second Amendment, the "Prime Lease," a copy of which Prime Lease, not including the First Amendment or the Third Amendment, is attached hereto as Exhibit B), regarding certain premises ("Prime Lease Premises") in the buildings described in the Prime Lease as being located at 15 and 45 Dan Road, Canton Massachusetts, all as described in the Prime Lease. (15 Dan Road has subsequently been renumbered by the USPS as 25 Dan Road.)

      B. Sublandlord and Subtenant wish to enter into a sublease for a portion of the Prime Lease Premises located at 45 Dan Road, and consisting of approximately 23,159 rentable square feet as depicted on Exhibit A attached hereto, (the "Sublease Premises"), all upon the terms and conditions set forth below.

      AGREEMENT:

      1. Sublease. Subtenant subleases from Sublandlord, and Sublandlord subleases to Subtenant, the Sublease Premises upon the terms and conditions set forth below.

      2. Sublease Term. The term of this Sublease ("Sublease Term") will commence on the latter to occur of (a) August 15, 2001, (b) delivery of the Sublease Premises to Subtenant or (c) delivery of written notice from the Prime Landlord of Prime Landlord's consent to this Sublease ("Commencement Date"), and will expire on March 30, 2005.

      3. Use. Subtenant shall use the Sublease Premises only as allowed in
Section II ("Use") of the Prime Lease, and for no other purpose without the written consent of both Prime Landlord and Sublandlord, which consent, with regard to the Prime Landlord, may be withheld at its discretion and with regard to the Sublandlord, will not be unreasonably withheld.

      4. "As Is" Sublease; Alterations. Subtenant accepts the Sublease Premises, in "as is" condition, on the date of this Sublease, "with all faults". Subtenant will pay for the installation and cost of any and all improvements, alterations or other work required on or to the Sublease Premises or on or to any other portion of the property and/or building of which the

Sublease Premises are a part as a result of Subtenant's use of the Sublease Premises. Subtenant shall make or install no structural improvements, alterations or work on or to the Sublease Premises or on or to the property and/or building of which the Sublease Premises are a part without the prior written consent of Sublandlord (which consent shall not be unreasonably withheld) and Prime Landlord (to the extent such consent is required under the Prime Lease). Subtenant shall be permitted to make cosmetic, decorative improvements to the Sublease Premises that do not affect the building's structure or its systems, if and as allowed under the Prime Lease.

      5. Rent; Late Charges. Subtenant will pay to Sublandlord monthly base rent ("Base Rent") for the Sublease Premises in advance, without abatement, deduction or setoff, on the Commencement Date and on the first day of each calendar month thereafter during the Sublease Term, as follows:

---------------------------------------------------------------------------
Period                  Annually Per      Monthly            Annual
                        Square Foot
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Commencement date --    $12.50            $24,123.96         $289,487.50
3/31/02
---------------------------------------------------------------------------
4/01/02 - 3/31/03       $12.50            $24,123.96         $289,487.50
---------------------------------------------------------------------------
4/01/03 - 3/31/04       $13.00            $25,088.92         $301,067.00
---------------------------------------------------------------------------
4/01/04 - 3/31/05       $13.00            $25,088.92         $301,067.00
---------------------------------------------------------------------------

---------------------------------------------------------------------------

Subtenant will also pay Sublandlord, as additional rent ("Additional Rent") and in the manner set forth in the Prime Lease, that portion of "Tenant's Taxes and Operating Cost Excess" (as set forth in the Prime Lease) attributable to the Subleased Premises. Sublandlord represents and warrants to Subtenant that for purposes of this Sublease, "Tenant's Building Proportionate Share" (as defined in the Prime Lease) for the Sublease Premises is 17.26%, and "Tenant's Property Proportionate Share" (as defined in the Prime Lease) for the Subleased Premises is 8.43%, each percentage calculated as provided in the Prime Lease.

      Sublandlord shall promptly forward to Subtenant any notice from Landlord under Section XI of the Prime Lease. Sublandlord shall, upon reasonable request and at Subtenant's cost and expense, exercise Sublandlord's audit rights under
Section XI(i) of the Prime Lease with respect to the Subleased Premises, for the benefit of Subtenant.

      In the event that the Rent is not paid within ten (10) days after the due date, Sublandlord shall assess and Subtenant shall pay a late charge in an amount equal to interest at the rate of prime rate plus two percent (2%) on the unpaid balance from the date said Rent became due. All other charges that Subtenant is required to pay hereunder, together with all interest and penalties that may accrue thereon, shall be deemed to be "Additional Rent " and in the event of non-payment thereof by Subtenant, Sublandlord shall have all the rights and remedies with respect thereto as would accrue to Landlord for non-payment of Rent under the Prime Lease. Subtenant shall pay the Rent and Additional Rent without demand or notice and without deduction, abatement, counterclaim, or set-off, except as expressly set forth herein to the Sublandlord at 25 Dan Road, Canton MA, 02021, or at such other place as designated from time to time by

Sublandlord in writing. Acceptance of any late charge shall not constitute a waiver of Subtenant's default with respect to the overdue amount, nor prevent Sublandlord from exercising any of the other rights and remedies available to Sublandlord.

      6. Security Deposit. Receipt of twenty four thousand, one hundred twenty-three dollars and ninety six cents ($24,123.96) is hereby acknowledged by Sublandlord as security for Subtenant's payment and performance hereunder. The Security Deposit shall be delivered to Sublandlord and shall be held throughout the term hereof as security for the faithful performance by Subtenant of each and every term, condition, covenant and provision of this Sublease and the Prime Lease. Sublandlord may apply all or any portion of the Security Deposit to repair damage to the Premises or to the restoration thereof (or to reimburse the Prime Landlord for any of the foregoing) or to any Rent and Additional Rent, including Taxes and Operating Costs which may be due from Subtenant to Sublandlord. In the event that Sublandlord shall so apply all or any portion of the said security deposit, Subtenant shall immediately upon notice, restore the same to its full amount as required hereunder, with immediately available funds. If Subtenant has performed all of the terms, covenants and conditions of this Sublease throughout the Sublease Term, Sublandlord will, within 30 days after Subtenant vacates the Sublease Premises, return to Subtenant the amount paid as a security deposit, without interest, after first deducting any sums owing to Sublandlord under the terms of this Sublease.

      7. Performance of Prime Lease by Subtenant. Except as otherwise set forth in this Sublease, Subtenant assumes and agrees to keep, obey and perform all of the terms, covenants and conditions of Sublandlord as Tenant under the Prime Lease, (not including the First Amendment or the Third Amendment), with respect to the Sublease Premises. Subtenant shall be entitled to all rights afforded to Sublandlord as Tenant under the Prime Lease, except that Subtenant shall not (and Subtenant agrees that it has no right or authority to) exercise any of the rights contained in Section V, (Construction and Preparation of the Premises),
Section XLIII (Brokerage), Section XLV (Security Deposit), Section XLVIII (Right of First Offer) and Section XLX (Renewal Option).

      8. Subtenant's Rights as to Prime Landlord. Sublandlord shall not be liable for any nonperformance of or noncompliance with or breach or failure to observe any term, covenant or condition of the Prime Lease upon Prime Landlord's part to be kept, observed, performed or complied with, or for any delay or interruption in Prime Landlord's performing its obligations thereunder, provided that Sublandlord shall cooperate with Subtenant in assisting Subtenant in enforcing the terms of the Prime Lease, to the extent provided below. Sublandlord assigns unto Subtenant, for so long as this Sublease shall be in force and effect, any and all rights and benefits accruing to the benefit of Sublandlord under the terms, covenants and conditions of the Prime Lease (except as specifically stated in Section 7 hereof) and any causes of action which Sublandlord may have against Prime Landlord with respect to the Sublease Premises due to defaults by Prime Landlord under the Prime Lease. Sublandlord will cooperate with and join with Subtenant, including, upon reasonable request, bringing an action against the Prime Landlord in its own name to enforce the provisions of the Prime Lease, provided that such participation and/or action shall be without cost or expense to Sublandlord.

      9. Insurance; Waivers. Subtenant will, during the Sublease Term, continuously maintain commercial general liability insurance as required under the Prime Lease, which insurance policy shall name Landlord and Sublandlord as additional insured parties, and a certificate thereof acceptable to Sublandlord shall be delivered to Sublandlord prior to the delivery of the Sublease Premises to Subtenant. Subtenant shall keep deposited with the Sublandlord copies of all policies of insurance, or certificates thereof, with endorsements on such policies or certificates to the effect that such insurance shall not be canceled by the insurer without at least fifteen days prior notice to Sublandlord. Subtenant will indemnify, defend and hold harmless Sublandlord and Prime Landlord from, and shall reimburse Sublandlord and Prime Landlord for, all costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord and Prime Landlord in connection with the defense of all claims and demands of third persons, including but not limited to those for death, personal injuries, or property damage, arising out of any default of Subtenant in performing or observing any term, covenant, condition or provision of this Sublease, or out of the use or occupancy of the Sublease Premises by Subtenant, or out of any of the acts or omissions of the Subtenant, its agents, representatives, employees, customers, guests, invitees or other persons who are doing business with Subtenant or who are at the Sublease Premises with Subtenant's consent. Sublandlord and Subtenant hereby waive any rights each may have against the other in connection with any of the damage occasioned to Sublandlord or Subtenant, as the case may be, their respective property, the Building or its contents, arising from covered causes of loss for which insurance is carried or required to be carried pursuant to this Lease. Each party on behalf of their respective insurance companies insuring their respective property against any such loss, waive any right of subrogation that it may have against the other party. Sublandlord shall continue to maintain all insurance required to be maintained by Sublandlord under the Prime Lease with respect to the Subleased Premises provided however, that the insurance to be maintained by Subtenant pursuant to this Section 9 shall be primary as to such insurance of Sublandlord except in the event of any act or omission of Sublandlord.

      10. Assignment and Subletting. Subtenant covenants and agrees that neither this Sublease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Sublease Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Subtenant or used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Subtenant, or for any use or purpose other than as stated herein, or be sublet or offered or advertised for subletting, without the prior written consent of Sublandlord in every case (which consent shall not be unreasonably withheld or delayed) and of Prime Landlord (if applicable under the Prime Lease). If Subtenant shall sublet the Sublease Premises, having first obtained Sublandlord's consent, at a rental in excess of the Rent due and payable by Subtenant under the provisions of this Sublease, such excess Rent (net of any excess due Prime Landlord in accordance with the Prime Lease) shall be split equally between the Subtenant and the Sublandlord after deduction of the Subtenant's expenses, it being agreed, however, that Sublandlord shall not be responsible for any deficiency if Subtenant shall sublet the Sublease Premises at a rental less than that provided for herein. It is hereby expressly understood and agreed, however, if Subtenant is a corporation, that the subletting, assignment, or transfer of this Sublease, and the term and estate granted, to any corporation into which Subtenant is merged or with which Subtenant is consolidated, or to any affiliate or acquirer of the stock or assets of Subtenant, which corporation shall have a net worth at least equal to that of Subtenant immediately prior to such merger or consolidation (such corporation being hereinafter called "Assignee"), without the prior written consent of Sublandlord shall not be deemed to be prohibited hereby, if, and upon the express condition that, Assignee and Subtenant shall promptly execute, acknowledge, and deliver to landlord an agreement in form and substance satisfactory to Sublandlord hereby Assignee shall agree to be bound by and upon the covenants, agreements, terms, provisions and conditions set forth in this Sublease on the part of Subtenant to be performed by whereby Assignee shall expressly agree that the provisions of this
Section 10 shall, notwithstanding such assignment transfer, continue to be binding upon it with respect to all future assignments and transfers Notwithstanding any permitted assignment or subletting, Subtenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Sublease and for compliance with all of its obligations as Subtenant under this Sublease. The listing of any name other than that of Subtenant whether on the doors of the Sublease Premises or on the Building directly, or otherwise, shall not operate to vest any right or interest in this Sublease or in the Sublease Premises or be deemed to be the written consent of Sublandlord mentioned in this Section 10.

      If this Sublease is assigned, or if the Sublease Premises or any part thereof is sublet or occupies by anybody other than Subtenant, Sublandlord may, after default by Subtenant, collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the Assignee, subject or occupant as a tenant, or a release of Subtenant from the further performance by Subtenant of covenants on the part of Subtenant herein continued. The consent by Sublandlord to an assignment or subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in writing of Sublandlord to any further assignment or subletting. No assignment, subletting or use of the Sublease Premises by an affiliate of Subtenant shall affect the purpose for which the Sublease Premises may be used in accordance with this Sublease or the Prime Lease.

      11. Termination. This Sublease shall terminate at the end of the Sublease Term hereof. Subtenant will peacefully and quietly vacate and surrender the Sublease Premises to Sublandlord at the expiration of the Sublease Term, in the condition called for under the Prime Lease. The existence of this Sublease is dependent and conditioned upon the continued existence of the Prime Lease, and in the event of the cancellation or termination of the Prime Lease, this Sublease automatically shall be terminated; provided, however, that this provision shall not be deemed to release Sublandlord of liability if the Prime Lease is canceled or terminated due to a default by Sublandlord as Tenant under the Prime Lease, which default did not result, in whole or in part, from a default by Subtenant under this Sublease. Sublandlord agrees not to amend, alter or modify any of the provisions of the Prime Lease affecting Subtenant, or to surrender the Prime Lease, without Subtenant's consent, which consent will not be unreasonably withheld or delayed. Sublandlord shall have no liability to Subtenant due to the termination of the Prime Lease by reason of any default by Subtenant under this Sublease.

      Sublandlord represents, warrants and covenants that (i) Sublandlord is the holder of the interest of the Tenant under the Prime Lease, (ii) the Prime Lease is in full force and effect and, to the best of Sublandlord's knowledge, Prime Landlord is not in default thereunder, (iii) Sublandlord has received no notice that it is in default under the Prime Lease nor has Sublandlord any knowledge of the existence of any condition or the occurrence of any event which, if not timely acted upon, would result in Sublandlord's default under the Prime Lease,
(iv) nothing in the First Amendment is applicable to this Sublease or adversely affects

Subtenant's rights hereunder, and (v) Sublandlord shall not suffer or voluntarily terminate or surrender the Prime Lease.

      12. Default. If Subtenant defaults in its obligations under this Sublease, or if Subtenant commits, causes or allows an "Event of Default" under the Prime Lease (not including the First Amendment or the Third Amendment) to occur, Sublandlord shall have all of the same rights and remedies against Subtenant as would be available to the Prime Landlord against Sublandlord if an Event of Default occurred under the Prime Lease, as fully as if such rights and remedies were set forth in this Sublease.

      13. Holdover. Notwithstanding any contrary provisions of the Prime Lease, if Subtenant retains possession of the Sublease Premises or any part thereof after expiration or earlier termination of the Sublease Term, Subtenant will pay to Sublandlord rent at 150% of the Base Rent specified in Section 5 hereof, as well as 150% of Subtenant's Proportionate Share of any Additional Rent, for the time Subtenant remains in possession and, in addition thereto, will pay Sublandlord for all other costs or damages that Sublandlord may be liable for to the Prime Landlord, by reason of Subtenant's retention of possession. The provisions of this Section do not exclude Sublandlord's rights of re-entry or any other right hereunder, including without limitation, the right to refuse 150% of monthly rent and instead to remove Subtenant through summary proceedings for holding over beyond the expiration or earlier termination of the Sublease Term.

      14. Notices. Any notice or demand permitted or required hereunder shall be deemed given or made if, and shall not be deemed to have been given or made unless, it is in writing and deposited in the United States mails certified, return receipt requested, postage prepaid, or deposited cost paid with a nationally recognized, reputable overnight courier, addressed as follows:

               If to Sublandlord:      Network Engines, Inc.
                                       15 Dan Road
                                       Canton MA 02021
                                       Attn: Chief Financial Officer

                 If to Subtenant:      Techmar Communications, Inc
                                       45 Dan Road
                                       Canton, MA 02021
                                       Attn: Tom Swithenbank

                  With a copy to:      Mintz Levin Cohn Ferris Glovsky and Popeo
                                       One Financial Center
                                       Boston, MA 02111
                                       Attn: Stuart Offner, Esq.

It is agreed that certified mail shall be conclusively deemed received one day after it is mailed, postage prepaid, and that an item sent by recognized overnight courier shall be conclusively deemed received the day it is scheduled to be delivered. The foregoing addresses may be changed from time to time by written notice as above provided, which change shall be effective 10 days after written notice is given. Sublandlord shall promptly deliver to Subtenant copies of all notices either delivered to or received from the Prime Landlord that are applicable to this Sublease or adversely affect Subtenant's rights hereunder.

      15. Real Estate Brokers. Each of Sublandlord and Subtenant represents to the other that it has not dealt with any real estate broker or any other party to whom a commission may be owed with regard to this transaction. Each party will indemnify, defend and hold the other harmless from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any broker or brokers or finders for any commission alleged to be due such broker or brokers or finders in connection with its participating in the negotiation this Sublease.

      16. Quiet Enjoyment. Subtenant, upon keeping, observing and performing all of the covenants and agreements of this Sublease on its part to be kept, observed and performed, and upon paying the full amounts due under Section 5
(Rent) above and any other charges due under this Sublease, shall lawfully and peacefully hold, occupy and enjoy the Sublease Premises during the Sublease Term, free from interference by Sublandlord or anyone claiming by, through or under Sublandlord, subject to the covenants and agreements contained in the Prime Lease.

      17. Entire Agreement. This Sublease contains the entire agreement between Sublandlord and Subtenant regarding the Sublease Premises. Subtenant agrees that it has not relied on any statement, representation or warranty of any person except as set out in this Sublease. This Sublease may be modified only by an agreement in writing signed by Sublandlord and Subtenant. No surrender of the Sublease Premises, or of the remainder of the Sublease Term, will be valid unless accepted by Sublandlord in writing.

      18. Successors and Assigns. All provisions of this Sublease will be binding on and will inure to the benefit of the successors and assigns of Sublandlord and Subtenant, except that no person or entity holding under or through Subtenant in violation of any provision of this Sublease will have any right or interest in this Sublease or the Sublease Premises.

      19. Computer Room Use for Disaster Recovery Server. Subtenant agrees that Sublandlord may, during the term of this Sublease, utilize space in the computer room in the Subleased Premises (as indicated in Exhibit A) to store and maintain a disaster back-up server ("Back-up Server") that will back up the main server that Sublandlord uses to run its business at 25 Dan Road. The Back-up Server shall be a standard commercial server, of the size that fits into a standard computer rack. Sublandlord shall be entitled to plug the Back-up Server into the electrical system for the Subleased Premises, provided, however, that if the amount of electricity consumed by the Back-up Server shall at any time be a material amount, Subtenant reserves the right to charge Sublandlord, and Sublandlord agrees to pay to Subtenant, a reasonable charge for such consumption. Sublandlord shall be responsible for providing connection from the Back-up Server to its own computer network, in a manner intended to cause as little inconvenience to Subtenant as is practical and which shall not materially interfere with Subtenant's use of the

Sublease Premises. Sublandlord shall insure the Back-up Server and shall bear the risk of loss, except for losses caused by Subtenant's gross negligence or intentional misconduct. Subtenant shall afford Sublandlord with reasonable access to the Back-up Server to allow for maintenance and for use of the Back-up Server in the case where Sublandlord's main server is inoperable. Subtenant shall not use, retain, claim, disable or otherwise claim any interest in the Back-up Server.

      20. Prime Landlord Consent. This Sublease, and the obligations of Sublandlord hereunder, is contingent upon the written consent of Prime Landlord hereto.

      21. Signage. Subtenant shall have all of Sublandlord's signage rights under Section XXII of the Prime Lease applicable to the Subleased Premises. If requested by Subtenant, Sublandlord shall cooperate with Subtenant, at no cost to Sublandlord, in the enforcement of such rights with respect to the Prime Landlord.

      22. Non-Disturbance. Upon the request of Subtenant, Sublandlord shall, at no cost to Sublandlord, use reasonable efforts to obtain from Prime Landlord an agreement where by if the Prime Lease is terminated for any reason (other than by a default by Subtenant under this Sublease) Prime Landlord agrees to recognize Subtenant as a direct tenant under all of the terms and conditions of this Sublease.

      23. Parking. Subtenant shall have all of Sublandlord's parking rights under Section II, "Use" of the Prime Lease applicable to the Subleased Premises. If requested by Subtenant, Sublandlord shall cooperate with Subtenant, at no cost to Sublandlord, in the enforcement of such rights with respect to the Prime Landlord.

      EXECUTION:

      Sublandlord and Subtenant have executed this Sublease as of the date first stated above.

                                SUBLANDLORD:

                                NETWORK ENGINES INC.


                                By: /s/ Douglas G. Bryant
                                    ---------------------
                                Its: Chief Financial Officer
                                     -----------------------


                                SUBTENANT:

                                TECHMAR, INC.


                                By: /s/ Thomas Swithenbank
                                    ----------------------
                                Its: Executive V.P. and Chief Financial Officer
                                     ------------------------------------------

                                    EXHIBIT A

                                Sublease Premises


                               [Schematic Omitted]

                                    EXHIBIT B

                             Prime Lease, as amended

          [Previously filed as Exhibits 10.1 and 10.18 of the Company's
         2000 Annual Report on Form 10-K, filed with the Securities and
                   Exchange Commission on December 21, 2000.]